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                                                                   EXHIBIT 10.14


                         CHADMOORE WIRELESS GROUP, INC.
                    EMPLOYEE BENEFIT AND CONSULTING SERVICES
                                COMPENSATION PLAN


         THIS AGREEMENT is made this 7th day of July, 1995 and amended on December 8, 1995, January 28, 1996 and November 18, 1997.

SECTION 1.  PURPOSE

         This Employee Benefit and Consulting Services Compensation Plan (hereinafter referred to as the "Plan") is intended to promote the best interest of Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), and its stockholders by providing a means of non-cash remuneration to consultants, service providers and employees who contribute most to the operating progress and earning power of the Company.

SECTION 2.  DEFINITIONS

         The following definitions shall be applicable to the terms used in the
Plan:

                  2.1 "Code" means the Internal Revenue Code of 1954, as presently in effect or as hereunder amended.

                  2.2 "Committee" means a committee of three (3) Directors appointed by the Board of Directors to implement, interpret and administer the Plan, subject at all times to the approval of the entire Board of Directors unless and to the extent that the Committee is composed of all of the persons then comprising the Board of Directors of the Company. Any Committee Member who is also an Eligible Participant may receive a grant only if he abstains from voting in favor of a grant to himself, and the grant is determined and approved by the remaining Committee Members. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee.

                  2.3 "Company" means Chadmoore Wireless Group, Inc., a Colorado corporation and its subsidiaries.

                  2.4 "Eligible Participant" or "Participant" means any consultant, service provider or employee of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive stock and exercise stock options hereunder.

                  2.5 "Option" means the grant to an Eligible Participant of a right to acquire shares of Restricted Stock of the Company, unless said shares are duly registered, and thus freely tradeable, pursuant to a Grant of Option approved by the Committee and executed and delivered by the Company.

                  2.6 "Plan" means this Chadmoore Wireless Group, Inc. Employee Benefit and Consulting Services Compensation Plan dated July 7, 1995.

                  2.7 "Registered Stock" means shares of common stock, $.001 par value, of the Company underlying the Grant of Option, which are, upon issuance, freely tradeable by virtue of


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         having been registered with the Securities and Exchange Commission under cover of Form S-8, or another appropriate registration statement, and which shares have been issued subject to the "blue sky" provisions of any appropriate state jurisdiction. Special resale restrictions may, however, apply to officers, directors, control shareholders and affiliates of the Company and such individuals or entities will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

                  2.8 "Stock" or "Restricted Stock" means shares of common stock, $.001 par value, of the Company issuable directly under the Plan or underlying the grant of the Option, which are, upon issuance, subject to the restrictions set forth in Section 10 hereof.

         Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

SECTION 3.  ADOPTION AND ADMINISTRATION OF THE PLAN

         Upon adoption by the Company's Board of Directors, the Plan became effective as of July 7, 1995. The Plan was amended by the Board of Directors on December 8, 1995, January 28, 1996 and November 18, 1997. In the absence of contrary action by the Board of Directors, and except for action taken by the Committee pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board of Directors with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding.

SECTION 4.  ELIGIBILITY AND AWARDS

         The Committee shall determine, as soon as practicable after the effective date of the Plan, and at any time and from time to time thereafter:
(i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to the Option which an Eligible Participant may exercise; (iii) the price at which each option may be exercised, or the price per share in cash, or cancellation of fees or other payment for which the Company is liable if a direct issue of stock; and (iv) the terms on which each option may be granted. Such determination, as may from time to time be amended or altered at the sole discretion of the Committee. Notwithstanding the provisions of Section 3 hereof, no such determination by the Committee shall be final, conclusive and binding upon the Company unless and until the Board of Directors has approved the same; provided, however, that if the Committee is composed of a majority of the persons then comprising the Board of Directors of the Company, such approval by the Board of Directors shall not be necessary.

SECTION 5.  GRANT OF OPTION

         Subject to the terms and provisions of this Plan, the terms and conditions under which the Option may be granted to an Eligible Participant shall be set forth in a written agreement (i.e., a Consulting Agreement, Services Agreement, Fee Agreement, or Employment Agreement) and the grant of an Option hereunder shall contain such modifications and such other provisions as the Committee, in its sole discretion, may determine. Notwithstanding the foregoing provisions of this Section 5, each Grant of Option shall incorporate the provisions of this Plan by reference.


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Employee Benefit and Consulting Services Compensation Plan as amended on
November 18, 1997

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SECTION 6.  TOTAL NUMBER OF SHARES OF COMMON STOCK

         The total number of shares of Common Stock reserved for issuance by the Company either directly or underlying Options grated under this Plan shall not be more than 2,350,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of the Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 7.  PURCHASE OF SHARES OF COMMON STOCK

                  7.1 As soon as practicable after the determination by the Committee and approval by the Board of Directors (if necessary, pursuant to Section 4 hereof) of the Eligible Participants and the number of shares an Eligible Participant may be issued directly or granted pursuant to an Option, the Committee shall give notice (written or oral) thereof to each Eligible Participant, which notice shall be accompanied by the Grant of Option, if appropriate, to be executed by such Eligible Participant. Upon receipt, an Eligible Participant may exercise his right to an Option to purchase Common Stock by providing written notice as specified in the Grant of Option.

                  7.2 The negotiated cost basis of stock issued directly or the exercise price for each option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price or the Option exercise price of a share of Common Stock, the Committee shall take into consideration, among other factors, the restrictions set forth in Section 10 hereof.

SECTION 8.  PAYMENT UPON EXERCISE OF OPTION OR DIRECT ISSUANCE

         The Committee shall determine the terms of the Grant of Option and the exercise price or direct issue price for payment by each Participant for his shares of Common Stock granted thereunder. Such terms shall be set forth or referred to in the Grant of Option or Board Resolution authorizing share issuance. The terms and/or exercise price so set by the Committee may vary from one Participant to another. In the event that all the Committee approves an Option grant permitting deferred payments, the Participant's obligation to pay for such Common Stock shall be evidenced by a Promissory Note executed by such Participant and containing such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine.

SECTION 9.  DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE

         The Company shall deliver to or on behalf of each Participant such number of shares of Common Stock as such Participant elects to purchase upon direct issuance or upon exercise of the Option. Such shares, which shall be fully paid and nonassessable upon the issuance thereof (unless a portion or all of the purchase price shall be paid on a deferred basis) shall be represented by a certificate or certificates registered in the name of the Participant and stamped with an appropriate legend referring to the restrictions thereon, if any, as may be set forth in the Grant of Option. Subject to the terms and provisions of the Colorado Business Corporation Act and the Grant of Option to which he is a party, a Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto (except to the extent such Participant defaults under the promissory note, if any, evidencing the deferred purchase price for such shares), provided that such shares shall be subject to the restrictions hereinafter



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Employee Benefit and Consulting Services Compensation Plan as amended on
November 18, 1997

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set forth. In the event of a merger or consolidation to which the Company is a party, or of any other acquisition of a majority of the issued and outstanding shares of common stock of the Company involving an exchange or a substitution of stock of an acquiring corporation for common stock of the Company, or of any transfer of all or substantially all of the assets of the Company in exchange for stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in Section 10 shall be made solely by the acquiring corporation.

SECTION 10. RESTRICTIONS ON SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF OPTION OR DIRECT ISSUANCE

                  10.1 The shares of Common Stock issued directly or upon exercise of an Option shall not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of unless the shares underlying the Grant of Option or the direct issuance have been registered with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form S-8, or such other form as may be appropriate, or an Opinion of Counsel, satisfactory to the Company, is received, which opinion establishes that an exemption from the registration provisions of the Securities Act of 1933, as amended (the "33 Act") is available.

                  10.2 The Grant of Option and the issuance of any shares of Common Stock thereunder, or any direct issuance of stock hereunder, to any Eligible Participant may be subject, in the sole discretion of the Committee, to other and further restrictions on transferability, which may provide, among other restrictions, that such shares may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of for a period of six (6) months from effective date, except with the prior written approval of the Committee. Any special restrictions applicable to a Grant of Option hereunder shall be attached to the Grant of Option or in the Board Resolution authorizing share issuance.

SECTION 11.  PLAN BINDING UPON ASSIGNS OR TRANSFEREES

         In the event that, at any time or from time to time, any shares of Common Stock are sold, exchanged, assigned or transferred to any party (other than the Company) pursuant to the provisions of Section 10 hereof, such party shall take such shares of Common Stock pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such shares of Common Stock, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION 12.  COSTS AND EXPENSES

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Company.


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Employee Benefit and Consulting Services Compensation Plan as amended on
November 18, 1997

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SECTION 13.  NO PRIOR RIGHT OF AWARD

         Nothing in the Plan shall be deemed to give any officer or employee of the Company, or his legal representatives or assigns, or any other person or entity claiming under or through him, any contract or other right to participate in the benefits of this Plan. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ any individual (whether or not a Participant). The Plan shall not affect in any way the right of the Company to terminate the employment of any individual (whether or not a Participant) at any time.

SECTION 14.  CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

         Unless otherwise consented to by the Company in writing or unless otherwise required by law, the shares of Restricted Stock issued upon exercise of the Option which are held by a Participant shall not be adjusted in any manner for (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) a reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

SECTION 15.  AMENDMENT OR TERMINATION OF THE PLAN

         The Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any award theretofore made.

SECTION 16.  BURDEN AND BENEFIT

         The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives.

         Executed as a sealed instrument as of the 18th day of November, 1997.

                                          CHADMOORE WIRELESS GROUP, INC.



                                          By: /s/ Robert W. Moore
                                              -----------------------------
                                              Robert W. Moore, President
ATTEST:



/s/ William C. Bossung
-----------------------------------
William C. Bossung, Secretary



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Employee Benefit and Consulting Services Compensation Plan as amended on
November 18, 1997